SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                         ARDEN INDUSTRIAL PRODUCTS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Items 22(a)(2) of Schedule A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:



                                 ARDEN FASTENERS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON MONDAY, OCTOBER 28, 1996



         Notice is hereby given that the Annual Meeting of Shareholders of Arden Industrial Products, Inc. will be held at its St. Paul Distribution Center, 200 South Owasso Boulevard East, St. Paul, Minnesota, on Monday, October 28, 1996, at 3:30 p.m., Central Time, for the following purposes:

         1. To elect a Board of five directors, each to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

         2. To consider and act upon a proposal to ratify the selection of McGladrey & Pullen, LLP as independent auditors of the Company for the fiscal year ending June 30, 1997; and

         3. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on September 11, 1996, as the record date for the determination of shareholders entitled to vote at the meeting and any adjournment thereof.

         TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 /s/ Larry A. Carlson
                                 Larry A. Carlson, Chairman

St. Paul, Minnesota
September 26, 1996



                                 PROXY STATEMENT
                                       OF
                                 ARDEN FASTENERS

                              560 OAK GROVE PARKWAY
                        VADNAIS HEIGHTS, MINNESOTA 55127


                                 GENERAL MATTERS

SOLICITATION OF PROXIES

         This Proxy Statement, mailed on or about September 26, 1996, is furnished to the shareholders of Arden Industrial Products, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on October 28, 1996, or any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The cost of this solicitation, which is being made on behalf of the Company and the Board of Directors, will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, special communications or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

VOTING, EXECUTION AND REVOCATION OF PROXIES

         Only stockholders of record at the close of business on September 11, 1996, will be entitled to vote. As of that date, the Company had 6,989,456 shares of Common Stock outstanding and entitled to vote. Each share is entitled to one vote.

         If a proxy is properly executed and returned on time in the form enclosed, it will be voted at the meeting as specified. Where specification has not been made, it will be voted FOR the election of the nominees for director, FOR the ratification of the appointment by the Board of Directors of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending June 30, 1997, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of Shareholders, or 3,494,729 shares, constitutes a quorum for the transaction of business.

         A list of those shareholders entitled to vote at the Annual Meeting will be available for a period of ten (10) days prior to the Annual Meeting for examination by any shareholder at the Company's principal executive offices, 560 Oak Grove Parkway, Vadnais Heights, Minnesota, and at the Annual Meeting itself.

         Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted.





                             PRINCIPAL SHAREHOLDERS

         The following table sets forth as of September 11, 1996, the number of shares of Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's capital stock, by each director and certain executive officers and by all directors and executive officers as a group. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days are treated as outstanding only when determining the amount and percentage owned by such individual or entity. Except as otherwise indicated, the persons listed possess all of the voting and investment power with respect to the shares listed for them.


 DIRECTORS, EXECUTIVE OFFICERS, AND 5%            NUMBER                PERCENT
           SHAREHOLDERS                          OF SHARES              OF CLASS


Larry A. Carlson (1)
560 Oak Grove Parkway
Vadnais Heights, MN  55127                       1,459,936                 20.9%

Brian P. Carlson (2)
560 Oak Grove Parkway
Vadnais Heights, MN  55127                       1,323,151                 18.9%

Joseph C. Levesque (3)
2350 Helen Street
North St. Paul, MN 55109                             7,500                    *

David D. Koentopf (4)
10425 Bluff Road
Eden Prairie, MN  55347                              7,042                    *

Ann Rockler Jackson (5)
The Woodworkers' Store
4365 Willow Drive
Medina, MN  55340                                    5,417                    *

Kim B. Erickson (6)
560 Oak Grove Parkway
Vadnais Heights, MN  55127                           9,525                    *

Heartland Advisors, Inc.
790 North Milwaukee Street
Milwaukee, WI  53202                             1,028,400                 14.7%

State of Wisconsin Investment Board
P.O. Box 7842
Madison, WI  53707                                 532,000                  7.6%

All executive officers and directors as a
group (6 persons)(1-6)                           2,812,571                 40.1%

- ----------------------------------

* Represents less than 1%

(1) Includes an aggregate of 143,130 shares held in trust for the benefit of Mr. Carlson's three children, over which Mr. Carlson exercises no voting or investment power, 115,000 shares owned by Mr. Carlson's spouse and 3,408 shares owned directly by Mr. Carlson's children.

(2) Includes an aggregate of 158,864 shares held in trust for the benefit of Mr. Carlson's two children, over which Mr. Carlson exercises no voting or investment power, and an aggregate of 112,500 shares owned by charitable trusts over which Mr. Carlson disclaims beneficial ownership.

(3) Consists of shares purchasable upon exercise of currently exercisable options.

(4) Includes 6,042 shares purchasable upon exercise of currently exercisable options.

(5) Consists of shares purchasable upon exercise of currently exercisable options.

(6) Includes 6,000 shares purchasable upon exercise of currently exercisable options.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL #1)

NOMINEES FOR ELECTION AS DIRECTORS

         The Board of Directors currently consists of five persons. Each director will be elected to serve until the Annual Meeting of Shareholders to be held in 1997 or until a successor is elected and qualified. Vacancies and newly-created directorships resulting from an increase of the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election.

         The Board of Directors has nominated for election the five persons named below. Proxies cannot be voted for a greater number of persons than the number of nominees named below. The Board recommends a vote FOR all such nominees, and it is intended that, unless contrary written instructions are provided, proxies accompanying this Proxy Statement will be voted at the 1996 Annual Meeting FOR the election to the Board of all of the nominees named. The Board of Directors believes that each nominee will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

         The names, ages and respective positions of the nominees, their occupations and other information is set forth below, based upon information furnished to the Company by the nominees.

         LARRY A. CARLSON, age 45, has served as Chairman of the Board, President, and Chief Executive Officer of the Company since 1986. Prior to that, he served in various capacities since he joined the Company in 1972. Mr. Carlson is the brother of Brian P. Carlson.

         BRIAN P. CARLSON, age 41, has served as a director of the Company since 1986. Since 1994, Mr. Carlson has been engaged in various philanthropic activities. From 1986 until 1994, he was an Executive Vice President and Director of Sales and Marketing of the Company. Prior to that, he served in various capacities since he joined the Company in 1974. Mr. Carlson is the brother of Larry A. Carlson.

         JOSEPH C. LEVESQUE, age 51, was elected a director of the Company in January 1994. Since 1986, Mr. Levesque has served as President, Chief Executive Officer, and Chairman of the Board of Directors of Aetrium Incorporated, a Nasdaq National Market listed manufacturer of semiconductor handling and testing equipment. He serves on the Company's Compensation and Audit Committees.

         DAVID D. KOENTOPF, age 53, was elected a director of the Company in May 1994. Since 1993, he has been the Chairman of the Board of Everest Medical Corp., a publicly-held manufacturer of medical devices. From 1986 to 1992, he was with Lifetouch, Inc., a school and retail photography business, most recently as President and CEO. In addition to Everest Medical, Mr. Koentopf is also a director of LifeRate Systems, Inc. and Intranet Solutions, Inc. He serves on the Company's Compensation and Audit Committees.

         ANN ROCKLER JACKSON, age 46, was elected a director of the Company in August 1994. Ms. Jackson is President and Chief Executive Officer of Rockler Companies, Inc., which operates The Woodworkers' Store, a catalogue and retail merchandiser operating in 10 states, which she joined in 1969. She serves on the Company's Compensation and Audit Committees.

BOARD OF DIRECTORS AND COMMITTEES

         MEETINGS. During fiscal 1996, the Board of Directors of the Company held eight meetings. All of the meetings were attended by every director, except that Ann Rockler Jackson and Brian Carlson were each unable to attend one meeting and David Koentopf was unable to attend two meetings.

         REMUNERATION OF DIRECTORS. The Company currently does not pay cash compensation or fees to directors who are employees of the Company (presently, only Larry A. Carlson). However, the Company pays nonemployee directors an annual directors' fee of $2,500 and $500 for each meeting of the Board or committee thereof attended. In addition, nonemployee directors are reimbursed for certain expenses in connection with attendance at Board and committee meetings.

         Nonemployee directors are also compensated with annual stock option grants of 2,500 shares, exercisable at fair market value on the date of grant and expiring 10 years after issuance (the "Directors' Options"). Directors' Options are granted at the time of election or reelection at the Annual Shareholders' Meeting.

         BOARD COMMITTEES. The Board of Directors has both an Audit Committee and a Compensation Committee.

         The Audit Committee acts as a liaison between the Company's independent auditing firm and Company management and, in connection therewith, may (i) recommend to the Board of Directors an annual selection or retention of the Company's independent auditing firm, (ii) communicate with the Company's independent auditing firm concerning matters of accounting and auditing policy which such firm may desire to discuss with other than Company management, and
(iii) review and recommend to Company management improvements in the Company's accounting and auditing procedures. The current members of the Audit Committee consist of Messrs. Levesque and Koentopf and Ms. Jackson. The Audit Committee held two meetings during the 1996 fiscal year.

         The Compensation Committee makes recommendations to the Board of Directors respecting the sufficiency and adequacy of the Company's compensation programs for management and other key employees, including (i) salary and bonus programs, (ii) incentive and other stock option programs (including the recommendation of persons who should receive options and the exercise price and other terms therefor), and (iii) other perquisites. The current members of the Compensation Committee consist of Messrs. Levesque and Koentopf and Ms. Jackson. The Compensation Committee held one meeting during the 1996 fiscal year.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS. During the Company's 1996 fiscal year, the Compensation Committee was comprised of Joseph C. Levesque, David D. Koentopf and Ann Rockler Jackson. No member of the Compensation Committee is or has ever been an officer of the Company.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         To the knowledge of the Company, based solely upon a review of Forms 3 and 4 furnished to the Company during the fiscal year ended June 30, 1996, pursuant to Rule 16a-3(e) of the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Forms 5 and amendments thereto furnished to the Company with respect to the year ended June 30, 1996, there were no missed or late filings in the 1996 fiscal year.

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash and non-cash compensation paid to or earned by the Company's Chief Executive Officer and its two other executive officers during the past three fiscal years whose annual salary and bonus exceeded $100,000 during the Company's fiscal year ended June 30, 1996.

                           SUMMARY COMPENSATION TABLE


                                                              ANNUAL COMPENSATION        LONG-TERM
           NAME AND PRINCIPAL POSITION           FISCAL                                COMPENSATION
                                               YEAR ENDED
                                                JUNE 30,
                                                                                         AWARDS OF
                                                              SALARY ($)   BONUS ($)     OPTIONS (#)

Larry A. Carlson, Chairman of                     1996         150,020      2,135          ---
the Board, President and Chief                    1995         155,218        -0-          ---
Executive Officer                                 1994         159,386        -0-          ---

Kim B. Erickson, Vice President, Finance          1996         119,990      1,708         15,000
and Chief Financial Officer                       1995         119,990      3,204          ---
                                                  1994         119,990      3,165         15,000

Judy T. Ohannesian, Vice President Operations     1996         100,000        952         15,000
                                                  1995          19,231        -0-          -0-
                                                  1994             ---        ---          ---




STOCK OPTIONS

         The Company granted stock options to the executive officers named in the Summary Compensation Table during its 1996 fiscal year as follows:



                                         OPTION GRANTS IN LAST FISCAL YEAR




                                                                                                           POTENTIAL REALIZABLE
                                                                                                              VALUE AT ASSUMED
                                          INDIVIDUAL GRANTS                                                    ANNUAL RATES OF
                                                      PERCENT OF                                                 STOCK PRICE
                                 NUMBER OF           TOTAL OPTIONS                                            APPRECIATION FOR
                                SECURITIES            GRANTED TO        EXERCISE OF                              OPTION TERM
                             UNDERLYING OPTION       EMPLOYEES IN        BASE PRICE       EXPIRATION
          NAME                    GRANTED             FISCAL YEAR          ($/SH)            DATE           5% ($)        10% ($)

Kim B. Erickson                   15,000                 8.00%              $4.88          12/19/05         $20,220        $44,685

Judy T. Ohannesian                15,000                 8.00%              $4.88          12/19/05         $20,220        $44,685



         The following table summarizes the value of the unexercised options held by the executive officers named in the Summary Compensation Table as of June 30, 1996:

                           AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                                                    VALUE OF UNEXERCISED
                                  SHARES                           NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS AT
                               ACQUIRED ON         VALUE         OPTIONS AT FISCAL YEAR-END            FISCAL YEAR-END
           NAME                  EXERCISE         REALIZED       EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE1

Kim B. Erickson                    N/A              N/A                 6,000/24,000                        $0/$0

Judy T. Ohannesian                 N/A              N/A                   0/15,000                          $0/$0


(1) Value of unexercised options are calculated by determining the difference between the fair market value of the shares underlying the options at June 30, 1996 and the exercise price of the options.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is comprised of Messrs. Levesque and Koentopf and Ms. Jackson. The Committee had one meeting during the Company's fiscal year ended June 30, 1996.

         The Committee's executive officer compensation decisions were based on what it believed was reasonable in light of the executive's individual performance, the financial results of the Company for the preceding year, compensation paid to executive officers in prior years, and compensation being paid to executive officers of companies similar (in terms of size, business, etc.) to the Company. With respect to Chief Executive Officer compensation, the Committee also bases its recommendation on the performance of the Company's stock.

         Larry A. Carlson's fiscal 1996 base compensation consisted primarily of base salary, which remained essentially unchanged from that of fiscal 1995. All executive officers are eligible for discretionary bonuses and awards of stock options based on the factors outlined above and the desire to align the interests of management with the Company's shareholders. During the Company's 1996 fiscal year, the Company granted an aggregate of 30,000 stock options to its executive officers (none of which were granted to Mr. Carlson). In addition, executive officers, as well as other employees, are eligible to participate in a quarterly bonus program based on the Company's quarterly sales performance. The Chief Executive Officer did not participate in this program during fiscal 1995. During its 1996 fiscal year, the Company awarded an aggregate of $4,795 to its executive officers under this program.

         By:     Joseph C. Levesque, Chairman
                 David D. Koentopf
                 Ann Rockler Jackson

                       PERFORMANCE OF THE COMPANY'S STOCK

         The graph below sets forth a comparison of the cumulative total return of the Company's Common Stock for the period commencing with its initial public offering on February 23, 1994 and ending September 12, 1996 with the cumulative total return over the same period for the Nasdaq Industrial Index and the Nasdaq Composite Index. The graph below compares the cumulative total return of the Company's Common Stock assuming a $100 investment on February 23, 1994.

ARDEN FASTENERS

                                    [GRAPH]

                          MONTHLY INDEXED PRICE GRAPH
                       FEBRUARY 23, 1994 TO JUNE 28, 1996

                                    Nasdaq     NASDAQ
          Date         AFAS Stock  Composite Industrials
         2/23/94        100.000    100.000    100.000
         2/28/94        116.670    100.430    100.320
         3/31/94        116.670     94.220     93.640
         4/29/94        100.000     93.000     91.880
         5/31/94        100.000     93.170     89.680
         6/30/94         91.670     89.460     85.850
         7/29/94         82.290     91.520     87.600
         8/31/94         98.960     97.020     92.700
         9/30/94         83.330     96.850     93.450
         10/31/94        81.250     98.530     94.690
         11/30/94        61.460     95.080     90.930
         12/30/94        57.290     95.290     90.600
         1/31/95         60.420     95.700     90.130
         2/28/95         55.210    100.590     93.390
         3/31/95         50.000    103.560     96.360
         4/28/95         54.170    106.950     97.530
         5/31/95         60.420    109.560     99.350
         6/30/95         68.750    118.290    106.380
         7/31/95         75.000    126.880    114.570
         8/31/95         62.500    129.270    115.480
         9/29/95         66.670    132.740    117.990
         10/31/95        48.960    131.290    113.080
         11/30/95        41.670    134.230    116.730
         12/29/95        40.630    133.330    115.950
         1/31/96         39.580    134.300    116.540
         2/29/96         37.500    139.400    120.940
         3/29/96         33.330    139.580    123.180
         4/30/96         39.580    150.870    134.480
         5/31/96         43.750    157.570    142.280
         6/28/96         43.750    150.170    133.470


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         Since 1986, the Company has leased its St. Paul and Nashville facilities from two partnerships controlled by Larry A. Carlson and Brian P. Carlson (the "Partnerships"). The leases are currently, and have been since 1986, at an aggregate monthly rate of approximately $39,000 plus taxes, utilities, insurance and other operating costs for both facilities. Both leases have been month-to-month operating leases since March 1, 1993. The Partnerships financed the facilities with industrial development revenue bonds issued by each of the cities in which the facilities are located, the proceeds of which were loaned to the Partnerships. The Partnerships' obligations to repay the loans are secured by an irrevocable letter of credit issued by First Bank National Association.

         The Company believes that the above transactions were on terms at least as favorable as those available from unaffiliated third parties.

                              SELECTION OF AUDITORS
                                  (PROPOSAL #2)

         The Board of Directors has selected McGladrey & Pullen, LLP as independent auditors to examine the accounts of the Company for the fiscal year ending June 30, 1997, and to perform other accounting services. McGladrey & Pullen has acted as independent auditors of the Company since 1990. Representatives of McGladrey & Pullen are expected to be present at the 1996 Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         The rules of the Securities and Exchange Commission permit shareholders of a company, after notice to the company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Arden Fasteners 1997 Annual Meeting of Shareholders is expected to be held in October 1997. In order to be considered for inclusion in the Proxy Statement for the October 1997 Annual Meeting, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before July 1, 1997.

                                     GENERAL

         The Board of Directors of the Company does not intend to present and knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

                                  BY ORDER OF THE BOARD OF DIRECTORS:



                              /s/ Larry A. Carlson
                                  Larry A. Carlson, Chairman





                                 ARDEN FASTENERS
                                      PROXY

The undersigned shareholder of Arden Industrial Products, Inc. (the "Company") hereby constitutes and appoints either Larry A. Carlson or Brian P. Carlson, or both of them, his or her proxy, with full power of substitution, to attend the Annual Shareholders Meeting of the shareholders of the Company to be held on October 28, 1996, at 3:30 p.m., Central Time, at its St. Paul Distribution Center, 200 South Owasso Boulevard East, St. Paul, Minnesota, or at any and all adjournments thereof, and there to act for and to vote all stock of the undersigned, in the manner specified below, upon the following matters:

1. Election of five directors to serve until the next Annual Shareholders Meeting or until their successors are elected:

            LARRY A. CARLSON, BRIAN P. CARLSON, JOSEPH C. LEVESQUE,
                   DAVID D. KOENTOPF AND ANN ROCKLER JACKSON

|_|      FOR all nominees listed above (except
         as indicated to the contrary below)

|_|      WITHHOLD AUTHORITY to vote for all
         nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below.)


- --------------------------------------------------------------------------------

2. Selection of McGladrey & Pullen as independent auditors for the Company for the fiscal year ending June 30, 1997.

              |_|  FOR         |_|   AGAINST         |_|   ABSTAIN

3. In their discretion on any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

                 PLEASE FILL IN, SIGN, AND DATE ON REVERSE SIDE
                       AND MAIL IN THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1 AND 2 AND GRANT DISCRETIONARY AUTHORITY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.


THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY'S NOTICE OF ANNUAL SHAREHOLDERS MEETING TO BE HELD OCTOBER 28, 1996 AND PROXY STATEMENT.


                                         Dated: __________________________, 1996

                                         _______________________________________


                                         _______________________________________
                                         IMPORTANT: Signature(s) should
                                         correspond with the name appearing on
                                         the books of the Company. When signing
                                         in a fiduciary or representative
                                         capacity, give full title as such. When
                                         more than one owner, each should sign.